Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TransEnterix, Inc.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-209485, No. 333-209486, No. 333-217865 and No. 333-222103) and Form S-8 (No. 333-161291, No. 333-190184, No. 333-191011, No. 333-193234, No. 333-197908, No. 333-203950, No. 333-211972 and No. 333-219111) of TransEnterix Inc. of our reports dated March 8, 2018, relating to the consolidated financial statements, and the effectiveness of TransEnterix, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Raleigh, North Carolina

March 8, 2018